                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20459

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 22, 2007


                             TRANSCENDENT ONE, INC.
             (Exact name of Registrant as specified in its charter)


            NEVADA                 000-29877                 95-4784882
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation)           File Number)          Identification No.)


                          249 S. Highway 101, Suite 320
                             Solana Beach, CA 92075
                    (Address of principal corporate offices)

       Registrant's telephone number, including area code: (858) 720-8545

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( SEE General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The Registrant is filing this Current Report on Form 8-K/A in order to amend its Current Report on Form 8-K (the "Form 8-K") previously filed with the Securities and Exchange Commission the March 26, 2007 in response to a comment letter issued by the Securities and Exchange Commission dated March 27, 2007 asking to clarify the disclosure.

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      (a) By letter dated March 18, 2007, Gately & Associates, LLC, a registered public accounting firm ("Gately"), resigned as the auditor for Registrant due to James Gately's, Gately's principal, decision to retire from his accounting practice. The Registrant's Board of Directors has accepted this resignation. No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

      During the Company's two most recent fiscal years, there were no disagreements with Gately on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure and there were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

      (b) Effective as of March 18, 2007, Registrant engaged the services of Moore & Associates, Chartered, to audit the financial statements of the Registrant for the fiscal year ended December 31, 2006.

ITEM 8.01  OTHER EVENTS

      The Company's has relocated to new corporate headquarters at 249 S. Highway 101, Suite 320 Solana Beach, CA 92075. Phone: (858) 720-8545. Fax:
(858) 720-1545.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

      16.1  Letter from Gately & Associates, LLC

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRANSCENDENT ONE, INC.

Date: April 11, 2007                    By: /s/ Luke D'Angelo
                                            ------------------------------------
                                            Luke D'Angelo
                                            Chief Executive Officer